As filed with the Securities and Exchange Commission on June 30, 2006

                                            Registration No. 333-_______________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               ------------------

                           BUCYRUS INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

                                ----------------

                  DELAWARE                                 39-0188050
       (State or other jurisdiction                     (I.R.S. Employer
     of incorporation or organization)                 Identification No.)

                                  P.O. Box 500
                              1100 Milwaukee Avenue
                        South Milwaukee, Wisconsin 53172
                                 (414) 768-4000
                        (Address, including ZIP Code, and
                    telephone number, including area code, of
                    Registrant's principal executive offices)

                                 CRAIG R. MACKUS
                      Chief Financial Officer and Secretary
                           Bucyrus International, Inc.
                                  P.O. Box 500
                              1100 Milwaukee Avenue
                        South Milwaukee, Wisconsin 53172
                                 (414) 768-4000
            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)

                                ----------------
                                    Copy to:

                             HOYT R. STASTNEY, ESQ.
                               Quarles & Brady LLP
                            411 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
                                 (414) 277-5000

                                 ---------------

      Approximate date of commencement of proposed sale of the securities to the public: At such time or from time to time after the effective date of this Registration Statement as determined in light of market conditions and other factors.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |x|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _______________

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |x|

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                                                   Proposed
                                                                   Proposed        maximum
                                                   Amount           maximum        aggregate      Amount of
       Title of each class of                       to be       offering price     offering     registration
     securities to be registered                registered(1)     per unit(1)      price(1)        fee(2)
------------------------------------------------------------------------------------------------------------
Debt securities
Common Stock, $0.01 par value per share
Preferred Stock, $0.01 par value per share
Warrants
------------------------------------------------------------------------------------------------------------

(1) This registration statement registers an unspecified amount of securities of each identified class. The proposed maximum offering price per unit and the proposed maximum aggregate offering price will be determined from time to time by the Registrant in connection with the offering of the securities hereunder.

(2) In accordance with Rule 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

                               ------------------

PROSPECTUS

                           Bucyrus International, Inc.

                                 DEBT SECURITIES

                                  COMMON STOCK

                                 PREFERRED STOCK

                                    WARRANTS

      Bucyrus International, Inc. may offer, from time to time, debt securities, common stock, preferred stock, and warrants. In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, shares of our common stock. We will provide the specific terms of any offering and the offered securities in supplements to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

      This prospectus may not be used to consummate any sales of securities unless accompanied by a prospectus supplement which will describe the method and terms of the offering.

      Our common stock is quoted on The NASDAQ National Market under the symbol "BUCY".

      Investing in our securities involves risks. You should carefully consider the "Risk Factors" which may be included in any supplement, or which are incorporated by reference into this prospectus.

      We may sell the securities to or through underwriters, to other purchasers, through agents, or through a combination of these methods. The names of any underwriters will be stated in the applicable prospectus supplement.

                            ---------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

                            ---------------------

                  The date of this prospectus is June 30, 2006.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ABOUT THIS PROSPECTUS.........................................................2

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS.............................3

THE COMPANY...................................................................5

WHERE YOU CAN FIND MORE INFORMATION...........................................5

INCORPORATION OF DOCUMENTS BY REFERENCE.......................................6

USE OF PROCEEDS...............................................................7

RATIO OF EARNINGS TO FIXED CHARGES............................................7

SELECTED CONSOLIDATED FINANCIAL DATA..........................................8

DESCRIPTION OF THE SECURITIES.................................................9

SELLING SHAREHOLDERS..........................................................9

LEGAL MATTERS................................................................10

EXPERTS......................................................................10

                                      * * *

      No person has been authorized to give any information or to make any representation not contained in, or incorporated by reference into, this prospectus or the accompanying prospectus supplement. You must not rely on any unauthorized information or representation. We do not imply or represent by delivering this prospectus that Bucyrus International, Inc., or its business, is unchanged after the date of the prospectus or that the information in this prospectus is correct as of any time after its date.

      The information in this prospectus or any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus or any accompanying prospectus supplement, before making an investment decision.

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Using this process, we may, from time to time, offer any combination of securities described in this prospectus in one or more offerings and selling shareholders to be named in a prospectus supplement may, from time to time, sell common stock in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that particular offering. The prospectus supplement may also add, update or change information contained in this prospectus. To obtain additional information that may be important to you, you should also read the exhibits to the registration statement. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading "Where You Can Find More Information" and "Incorporation of Documents by Reference."

      When used in this prospectus and any prospectus supplement, the terms "Bucyrus," "we," "our," "us" and the "Company" refer to Bucyrus International, Inc. and its subsidiaries.

                FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

      All statements other than statements of historical facts included or incorporated by reference into this prospectus, including statements regarding our future financial position, business strategy, budgets, projected costs, and plans and objectives for future operations are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this prospectus. Forward-looking statements generally can be identified by the use of forward-looking words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," or "continue" or words of similar meaning.

      Some of the factors that could cause such a variance are disclosed in the section "Risk Factors" in the accompanying prospectus supplement and elsewhere in this prospectus and documents incorporated by reference into this prospectus, and include the following, among others:

      -- general economic conditions and growth or contraction of the principal economies in which we operate, including the United States, Canada, Europe, Latin and South America and the Asia-Pacific region;

      -- our ability to retain significant contracts and customers, to anticipate and react to shifts in customer purchasing patterns, consolidation of customers, changes in business models, and increased competition;

      -- ability of our suppliers to deliver quality components and products in time for us to meet critical manufacturing and distribution schedules;

      -- our ability to develop and successfully market new products, to develop, acquire, retain and protect necessary intellectual property rights and to evaluate new technologies;

      -- ability to attract and retain key talent in all regions and businesses;

      -- our ability to effectively evaluate potential acquisition transactions, effectuate such transactions at a reasonable price, and integrate the acquired entity and its product offerings;

      -- ability to plan for and enact business continuation practices in the event of a significant interruption to one of our key operations;

      -- transaction, translation, and other effects of currency fluctuations;

      -- availability and cost of raw materials and the ability to control or pass on costs of raw materials and labor;

      --    our ability to satisfy environmental compliance requirements;

      -- political, economic, regulatory and environmental/health conditions in foreign countries;

      --    effects of computer viruses, internet scams or fraud schemes;

      --    availability of electricity, natural gas and other sources of power;

      --    interest rate increases;

      --    adoption of new or revised accounting policies and practices;

      -- continued successful implementation of an enterprise resource planning system in portions of our business;

      -- ability and willingness of purchasers to substitute other products for the products that we distribute;

      -- pricing, purchasing, financing and promotional decisions by intermediaries in our distribution channels; and

      --    increased price pressure from suppliers.

      We urge you to consider these factors and to review carefully the section "Risk Factors" in the accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we undertake no obligation to publicly update these statements to reflect subsequent events or circumstances.

                                   THE COMPANY

      Bucyrus designs, manufactures and markets large excavation machinery used for surface mining, and provides comprehensive aftermarket services, supplying replacement parts and offering maintenance and repair contracts and services for these machines. We manufacture original equipment ("OEM") products and the majority of aftermarket parts at our facility in South Milwaukee, Wisconsin. Our principal OEM products are draglines, electric mining shovels and rotary blasthole drills, which are used primarily by customers who mine copper, coal, oil sands and iron ore throughout the world. In addition, we provide aftermarket services in mining centers throughout the world, including Australia, Brazil, Canada, Chile, China, India, Peru, South Africa and the United States. The largest markets for mining equipment have been in Australia, Canada, South Africa, South America and the United States. Brazil, Canada, China and India are expected to become increasingly important markets for the Company.

      Bucyrus is a Delaware corporation The address and telephone number of our principal offices are 1100 Milwaukee Avenue, P.O. Box 500, South Milwaukee, Wisconsin 53172, telephone (414) 768-4000.

                       WHERE YOU CAN FIND MORE INFORMATION

      Bucyrus files annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits and schedules, under the Securities Act of 1933 with respect to the securities that we may issue from time to time. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits and schedules. You may read and copy the registration statement and any reports, statements or other information filed by us with the SEC at the SEC's public reference facility at:

              Room 1580
              100 F Street, N.E.
              Washington, D.C. 20549

      You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports and other information regarding issuers like us that file electronically with the SEC. You may also obtain copies of these materials through our web site, http://www.bucyrus.com.

      Our common stock is quoted on The NASDAQ National Market under the symbol "BUCY" and our SEC filings can also be read at the following address: Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" into this prospectus information that we file with the SEC. This means that:

o we can disclose important information to you by referring to other documents that contain that information;

o the information incorporated by reference is considered to be part of this prospectus; and

o any information that we file with the SEC in the future is automatically incorporated into this prospectus and updates and supersedes previously filed information, including information contained in this prospectus.

      We incorporate by reference into this prospectus the following documents and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until we sell all of the securities that we have registered under the registration statement of which this is a part:

      o Our Annual Report on Form 10-K for the year ended December 31, 2005, as amended;

      o     Our Quarterly Report on Form 10-Q for the quarter ended March 31,
            2006;

      o Our Current Reports on Form 8-K filed February 17, 2006 (excluding information furnished pursuant to Items 2.02 and 7.01), March 10, 2006, May 4, 2006 (excluding information furnished pursuant to Items
            2.02 and 7.01), and May 17, 2006; and

      o That portion of our Registration Statement on Form 8-A dated July 20, 2004 that describes our Common Stock in Item 1 thereof, which incorporates the description of our Capital Stock contained in our Registration Statement on Form S-1 (Registration Statement No. 333-114326), as amended by Item 5.03 of our Current Report on Form 8-K filed May 4, 2006, and including any future amendment or report filed for the purpose of updating such description.

      You may access a copy of any of these filings, free of charge, at our web site, www.bucyrus.com, or may request a copy of any of these filings, at no cost, by writing to Investor Relations, Bucyrus International, Inc., P.O. Box 500, 1100 Milwaukee Avenue, South Milwaukee, WI 53172.

      If we have incorporated by reference any statement or information into this prospectus and we subsequently modify that statement or information, the statement or information incorporated into this prospectus is also modified or superseded in the same manner. This prospectus incorporates by reference any subsequently filed document.

                                 USE OF PROCEEDS

      Except as otherwise described in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for one or more of the following purposes:

      o     refinance, in part, existing indebtedness;

      o     finance, in part, the cost of acquisitions;

      o     finance capital expenditures and capacity expansion; and/or

      o     general corporate purposes and working capital.

Funds which are not required immediately for these purposes may be invested temporarily in short-term marketable securities.

                       RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth our ratio of earnings to fixed charges for the three months ended March 31, 2006, and for the five years ended December 31, 2005, 2004, 2003, 2002 and 2001.

                                                          Years Ended December 31,
                                                    -----------------------------------
                          Three Months Ended
                            March 31, 2006      2005      2004      2003      2002      2001
                            --------------      ----      ----      ----      ----      ----
Ratio of Earnings to
Fixed Charges                    18.1x          10.3x     2.1x      1.1x        --        --

-------------------

For the purposes of computing the ratio of earnings to fixed charges, (1) earnings consist of earnings (loss) before income taxes plus fixed charges and
(2) fixed charges consist of interest expense, the estimate of the interest component of rental expense and amortization of capitalized expenses related to indebtedness. Earnings were insufficient to cover fixed charges by approximately $5.7 million and $7.1 million in the years ended December 31, 2002 and 2001, respectively.

                      SELECTED CONSOLIDATED FINANCIAL DATA

      On March 8, 2006, our Board of Directors authorized a three-for-two split of our Class A common stock, which was effective subsequent to the filing of our 2005 Annual Report to Shareholders and Annual Report on Form 10-K with the Securities and Exchange Commission. The stock split was paid on March 29, 2006 to our shareholders of record on March 20, 2006. Our Class A common stock began trading on a split-adjusted basis on March 30, 2006. In addition, our Board of Directors authorized a quarterly dividend of $.05 per share of Class A common stock for dividends payable to shareholders of record on May 18, 2006.

      The following table sets forth selected consolidated financial data for our operations as of and for the five fiscal years ended December 31, 2005 restated for all periods to give effect to the stock split. We derived the selected financial information for each of the five years ended December 31, 2001, 2002, 2003, 2004 and 2005 from our audited consolidated financial statements and the related notes thereto.

                                                                       Years Ended December 31,
                                                          ----------------------------------------------------
                                                     2005          2004          2003           2002           2001
                                                     ----          ----          ----           ----           ----
Consolidated Statement of Operations
Data:

Net earnings (loss) per share of common stock:
    Basic                                              $1.76          $.26         $(.21)         $(.63)         $(.61)
    Diluted                                             1.71           .25          (.21)          (.63)          (.61)

Weighted average shares
    Basic                                         30,483,453    23,197,292    17,565,468     17,227,200     17,227,200
    Diluted                                       31,246,137    24,221,550    17,565,468     17,227,200     17,227,200

Cash dividends per common share                        $.153        $.0383            --             --             --

                          DESCRIPTION OF THE SECURITIES

      We may issue from time to time, in one or more offerings, the following securities:

      o     debt securities, which may be senior or subordinated;

      o     shares of common stock, $0.01 par value per share;

      o     shares of preferred stock, $0.01 par value per share; and

      o     warrants exercisable for common stock.

      We will set forth in the applicable prospectus supplement a description of the debt securities, common stock, preferred stock or warrants that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offering.

                              SELLING SHAREHOLDERS

      Information about selling shareholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934 which are incorporated by reference.

                                  LEGAL MATTERS

      The validity of the securities to be sold pursuant to this prospectus will be passed upon for us by Quarles & Brady LLP, Milwaukee, Wisconsin, counsel to the Company. Legal matters will be passed upon for the underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

                                     EXPERTS

      The consolidated financial statements, the related financial statement schedule, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The estimated expenses in connection with the issuance and distribution of the securities covered by this Registration Statement, other than discounts, concessions and brokerage commissions, are as follows:

   SEC registration fee ....................................    $      *

   Trustee's fee and expenses...............................          **

   Printing and engraving expenses..........................          **

   Legal fees and expenses..................................          **

   Accounting fees and expenses.............................          **

   Rating agency fees.......................................          **

   Listing fees.............................................          **

   Miscellaneous............................................          **
                                                                --------

   Total....................................................    $     **
                                                                ========

----------

* The Registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

** These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

      Set forth below is a description of certain provisions of the Company's Amended and Restated Certificate of Incorporation (the "Charter") and the Amended and Restated Bylaws of the Company (the "Bylaws"), each as presently in effect and the General Corporation Law of the State of Delaware ("DGCL"), as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the Charter and the Bylaws incorporated herein by reference, and the DGCL.

      Section 102 of the DGCL allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

      Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed actions, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

      Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

      Article Seventh of the Company's Charter provides that the Company's directors shall not be personally liable to the Company and the Company's stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

      o for any breach of the director's duty of loyalty to the Company or its stockholders;

      o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

      o under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

      o for any transaction from which the director derived an improper personal benefit.

      The Company's Bylaws and Charter provide that the Company may indemnify any person who is or was a director, officer, employee or agent of the Company to the fullest extent permitted by Delaware law. The indemnification provisions contained in the Company's Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16. Exhibits.

      See the Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings.

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) to include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided,   however,  that  paragraphs  (a)(1)(i),   (a)(1)(ii)  and
(a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                  (i)   if the Registrant is relying on Rule 430B:

                        a. each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

                        b.    each  prospectus  required to be filed pursuant to
                              Rule  424(b)(2),  (b)(5),  or  (b)(7) as part of a
                              Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (viii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

            (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned  Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchase by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Reference is made to the indemnification provisions described in Item 15 of this Registration Statement.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (j) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Milwaukee, State of Wisconsin, on June 30, 2006.

                                        BUCYRUS INTERNATIONAL, INC.


                                        By: /s/ Timothy W. Sullivan
                                            -----------------------
                                            Timothy W. Sullivan
                                            President, Chief Executive
                                            Officer and Director

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy W. Sullivan and Craig R. Mackus, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

        Signature                                      Title


/s/ Timothy W. Sullivan               President, Chief Executive Officer and
-----------------------               Director (Principal Executive Officer)
Timothy W. Sullivan


/s/ Craig R. Mackus                   Chief Financial Officer and Secretary
-------------------                   (Principal Financial Officer and Principal
Craig R. Mackus                       Accounting Officer)


/s/ Ronald A. Crutcher                Director
----------------------
Ronald A. Crutcher


/s/ Robert W. Korthals                Director
----------------------
Robert W. Korthals


/s/ Gene E. Little                    Director
------------------
Gene E. Little


/s/ Edward G. Nelson                  Director
--------------------
Edward G. Nelson


/s/ Robert L. Purdum                  Director
--------------------
Robert L. Purdum

/s/ Theodore C. Rogers                Director
----------------------
Theodore C. Rogers


/s/ Robert C. Scharp                  Director
--------------------
Robert C. Scharp

* Each of the above signatures is affixed as of June 30, 2006.

                           BUCYRUS INTERNATIONAL, INC.
                               (the "Registrant")
                         (Commission File No. 000-50858)

                                  EXHIBIT INDEX

                                       TO

                         FORM S-3 REGISTRATION STATEMENT

Exhibit                                                          Incorporated Herein                    Filed
Number                    Description                              by Reference To                    Herewith
------                    -----------                              ---------------                    --------
  1.1*         Form of Underwriting Agreement

  3.1          Amended and Restated Certificate of       Exhibit 3.1 to the Registrant's
               Incorporation of the Registrant           Current Report on Form 8-K filed
                                                         May 4, 2006

  3.2          Amended and Restated Bylaws of the        Exhibit 3.1 to the Registrant's
               Registrant                                Form 8-K filed February 17, 2006.

 4.1*          Form of Indenture for Debt
               Securities (including Form of Notes)

   5           Opinion of Quarles & Brady LLP                                                             X

 12.1          Statement of Computation of Ratio of                                                       X
               Earnings to Fixed Charges

 23.1          Consent of Independent Registered                                                          X
               Public Accounting Firm of Deloitte &
               Touche LLP

 23.2          Consent of Quarles & Brady LLP                                                       Contained in
                                                                                                      Exhibit 5

  24           Power of Attorney                                                                    Contained in
                                                                                                   Signatures page
                                                                                                       to this
                                                                                                    Registration
                                                                                                      Statement

  25*          T-1 Statement of Eligibility under
               the Trust Indenture Act of 1939 of
               the trustee, in respect of the
               Indenture

----------

* To be filed by a post-effective amendment or as an exhibit to a document to be incorporated by reference herein.